Exhibit 99.1

Pegasystems Announces Record Revenue for Fourth Quarter and Fiscal Year 2013

Increased margins drive 75% increase in GAAP EPS and 38% increase in non-GAAP EPS for 2013

CAMBRIDGE, Mass. – February 25, 2014 – Pegasystems Inc. (NASDAQ: PEGA), the software company powering the digital enterprise with Better Business Software™ that helps organizations engage customers, simplify operations, and embrace change, today announced results for its fourth quarter and full year ended December 31, 2013.

“With a strong second half, Pega crossed the half-billion dollar revenue mark while also materially increasing license backlog,” said Alan Trefler, Founder and CEO of Pegasystems. “Our license and maintenance revenue grew to 69% of total revenue, consistent with our strategy of expanding our partner ecosystem and providing online customer education through PegaACADEMY. Both customers and partners are showing great enthusiasm for our recently released Pega 7 Build For Change® Platform.”

“We are seeing strong demand for both tactical and transformative client engagements across our industry and government verticals. Empowered customers, heightened regulation, and increased competition are driving organizations to recognize they must become digital enterprises in order to adapt and thrive. Our industry leading platform unifies the best of Business Process Management (BPM), Multi-Channel Customer Relationship Management (CRM), Business Rules, and Adaptive Analytics to uniquely meet these needs. Increasingly, the world’s most sophisticated companies are relying on Pega to improve customer engagement, simplify business operations and Build For Change®,” concluded Mr. Trefler.

SELECTED GAAP & NON-GAAP RESULTS (1)

	Year Ended December 31,				% Increase
	2013	2013	2012	2012	(Decrease)
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$508,954	$511,150	$461,710	$461,710	10%	11%
License Revenue	$191,876	$192,398	$163,906	$163,906	17%	17%
Net Income	$38,043	$58,377	$21,868	$42,511	74%	37%
Diluted Earnings per share	$0.98	$1.50	$0.56	$1.09	75%	38%

	Three Months Ended December 31,				% Increase
	2013	2013	2012	2012	(Decrease)
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$153,382	$155,578	$143,830	$143,830	7%	8%
License Revenue	$63,659	$64,181	$68,389	$68,389	(7%)	(6%)
Net Income	$15,561	$23,993	$20,409	$25,199	(24%)	(5%)
Diluted Earnings per share	$0.40	$0.61	$0.53	$0.65	(25%)	(6%)

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Cash: Total cash, cash equivalents, and marketable securities at the end of the year was $156.7 million, down from Q3 primarily as a result of the $25.6 million of net cash used to complete the acquisition of Antenna early in the quarter.

Cash generated from operations for the full year 2013 was $80.7 million, an increase of 85% on a year-over-year basis. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $75 million.

License Backlog: The Company computes license backlog by adding billed deferred license revenue and off-balance sheet license commitments, which is business that is contracted, unbilled and not recorded on the Company’s balance sheet.

Total billed deferred license revenue on the balance sheet as of December 31, 2013 was $61.5 million, an increase of 55% on a year-over-year basis. Off-balance sheet license commitments as of December 31, 2013 totaled $264.3 million, an increase of 4% on a year-over-year basis.

Current billed deferred license revenue on the balance sheet as of December 31, 2013 was $28.8 million, an increase of 19% on a year-over-year basis. Current off-balance sheet license commitments as of December 31, 2013 expected to be billed and realized in the next twelve months, totaled $92.2 million, an increase of 26% on a year-over-year basis.

“Our fourth quarter bookings performance showed a very high ratio of ratable license deals, which led to a significant year-over-year increase in our license backlog as of the end of 2013. Nonetheless, we had extremely strong EPS performance as a result of vigilant expense management given uncertainty around the macro economy earlier in the year,” said Rafe Brown, Pegasystems’ CFO. “The combination of our increased backlog, our solid pipeline of opportunities, and compelling value proposition, provides us with a strong foundation for fiscal 2014. This view is supported by our 2014 revenue guidance, which calls for total revenue growth in the low teens and assumes even faster growth in our license revenue.”

Business Outlook: As of February 25, 2014, Pegasystems is initiating revenue and EPS guidance for fiscal year 2014 as follows:

Full Year 2014 Revenue: GAAP revenue for the full year 2014 is projected to be approximately $576 million. Non-GAAP revenue for the full year 2014 is projected to be approximately $580 million.

Full Year 2014 Earnings Per Share: GAAP earnings per share for the full year 2014 is expected to be approximately $1.00. Non-GAAP earnings per share for the full year 2014 is expected to be approximately $1.56.

See the reconciliation of our GAAP revenue and EPS guidance to non-GAAP revenue and EPS guidance for the full year of 2014 at the end of this release.

Quarterly Conference Call

Pegasystems will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EST today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Web site by at www.pega.com/about-us/investors. Dial-in information is as follows: 1 (877) 348-9349 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Audio Archives link.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related costs, restructuring costs, and one-time expenses associated with relocation of the Company’s headquarters. The Company believes that these Non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should,” “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. This press release contains forward-looking statements about expected GAAP and non-GAAP financial results for the full fiscal year of 2014, including revenue and EPS.

These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, the financial impact of the Antenna acquisition, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at www.pega.com/about-us/investors/sec-filings. The forward-looking statements contained in this press release represent the Company’s views as of February 25, 2014. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to February 25, 2014.

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About Pegasystems

Pegasystems Build for Change® Platform is the heart of Better Business Software™. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems leverages its recognized leadership in Business Process Management (BPM), Multi-Channel Customer Relationship Management (CRM), Business Rules, and Adaptive Analytics to uniquely give its clients the power to engage customers, simplify operations and Build For Change®. For more information, please visit us at www.pega.com.

Investor Contact:	Press Contact:

Sheila Ennis	Brian Callahan
ICR for Pegasystems	Pegasystems Inc.
sheila.ennis@icrinc.com	brian.callahan@pega.com
617-866-6077	617-866-6364
Twitter: @pega

All trademarks are the property of their respective owners.

Pegasystems Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
Software license	$63,659	$68,389	$191,876	$163,906
Maintenance	45,071	35,870	157,309	133,527
Services	44,652	39,571	159,769	164,277

Total revenue	153,382	143,830	508,954	461,710

Cost of revenue:
Software license	1,530	1,576	6,281	6,339
Maintenance	4,166	3,715	15,272	14,787
Services	38,081	32,903	135,853	136,254

Total cost of revenue (1)	43,777	38,194	157,406	157,380

Gross profit	109,605	105,636	351,548	304,330

Operating expenses:
Selling and marketing	53,815	50,787	181,094	167,263
Research and development	20,603	19,315	79,726	76,726
General and administrative	8,391	7,744	29,594	28,915
Acquisition-related costs	761	—	1,306	—
Restructuring costs	1,731	—	1,731	—

Total operating expenses (1)	85,301	77,846	293,451	272,904

Income from operations	24,304	27,790	58,097	31,426
Foreign currency transaction gain (loss)	73	443	(1,593)	780
Interest income, net	148	101	524	419
Other (expense), net	(217)	(184)	(635)	(1,680)

Income before provision for income taxes	24,308	28,150	56,393	30,945
Provision for income taxes	8,747	7,741	18,350	9,077

Net income	$15,561	$20,409	$38,043	$21,868

Net earnings per share:
Basic	$0.41	$0.54	$1.00	$0.58

Diluted	$0.40	$0.53	$0.98	$0.56

Weighted-average number of common shares outstanding:
Basic	38,040	37,900	37,973	37,853
Diluted	39,332	38,732	38,987	38,859

(1) Includes stock-based compensation as follows:

Cost of revenue	$951	$945	$4,085	$3,655
Operating expenses	$2,205	$1,939	$8,784	$7,851

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

							% Increase
	Three Months Ended December 31,						(Decrease)
	2013		2013	2012		2012
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$153,382	$2,196	$155,578	$143,830	$—	$143,830	7%		8%
Software license (2)	63,659	522	64,181	68,389	—	68,389	(7%)		(6%)
Maintenance (3)	45,071	435	45,506	35,870	—	35,870	26%		27%
Services (4)	44,652	1,239	45,891	39,571	—	39,571	13%		16%

TOTAL COST OF REVENUE	$43,777	$(2,772)	$41,005	$38,194	$(2,937)	$35,257	15%		16%
Amortization of intangible assets (5)	1,821	(1,821)	—	1,540	(1,540)	—
Stock-based compensation	951	(951)	—	945	(945)	—
Relocation expenses	—	—	—	452	(452)	—

GROSS MARGIN %	71%		74%	73%		75%	(199	) bp	(184	) bp

TOTAL OPERATING EXPENSES	$85,301	$(6,567)	$78,734	$77,846	$(4,287)	$73,559	10%		7%
Amortization of intangible assets (5)	1,870	(1,870)	—	1,237	(1,237)	—
Stock-based compensation	2,205	(2,205)	—	1,939	(1,939)	—
Relocation expenses	—	—	—	1,111	(1,111)
Acquisition-related costs	761	(761)	—	—	—	—
Restructuring costs	1,731	(1,731)	—	—	—	—

INCOME FROM OPERATIONS	$24,304	$11,535	$35,839	$27,790	$7,224	$35,014	(13%)		2%

OPERATING MARGIN %	16%		23%	19%		24%	(348	) bp	(131	) bp

INCOME TAX EFFECTS (6)	$8,747	$3,103	$11,850	$7,741	$2,434	$10,175	13%		16%

NET INCOME	$15,561	$8,432	$23,993	$20,409	$4,790	$25,199	(24%)		(5%)

DILUTED EARNINGS PER SHARE	$0.40	$0.21	$0.61	$0.53	$0.12	$0.65	(25%)		(6%)

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	39,332	—	39,332	38,732	—	38,732	2%		2%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

							% Increase
	Year Ended December 31,						(Decrease)
	2013		2013	2012		2012
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP

TOTAL REVENUE	$508,954	$2,196	$511,150	$461,710	$—	$461,710	10%		11%
Software license (2)	191,876	522	192,398	163,906	—	163,906	17%		17%
Maintenance (3)	157,309	435	157,744	133,527	—	133,527	18%		18%
Services (4)	159,769	1,239	161,008	164,277	—	164,277	(3%)		(2%)

TOTAL COST OF REVENUE	$157,406	$(10,528)	$146,878	$157,380	$(12,312)	$145,068	0%		1%
Amortization of intangible assets (5)	6,443	(6,443)	—	6,189	(6,189)	—
Stock-based compensation	4,085	(4,085)	—	3,655	(3,655)	—
Relocation expenses	—	—	—	2,468	(2,468)	—

GROSS MARGIN %	69%		71%	66%		69%	316	bp	268	bp

TOTAL OPERATING EXPENSES	$293,451	$(17,391)	$276,060	$272,904	$(18,855)	$254,049	8%		9%
Amortization of intangible assets (5)	5,570	(5,570)	—	4,948	(4,948)	—
Stock-based compensation	8,784	(8,784)	—	7,851	(7,851)	—
Relocation expenses	—	—	—	6,056	(6,056)
Acquisition-related costs	1,306	(1,306)	—	—	—	—
Restructuring costs	1,731	(1,731)	—	—	—	—

INCOME FROM OPERATIONS	$58,097	$30,115	$88,212	$31,426	$31,167	$62,593	85%		41%

OPERATING MARGIN %	11%		17%	7%		14%	461	bp	370	bp

INCOME TAX EFFECTS (6)	$18,350	$9,781	$28,131	$9,077	$10,524	$19,601	102%		44%

NET INCOME	$38,043	$20,334	$58,377	$21,868	$20,643	$42,511	74%		37%

DILUTED EARNINGS PER SHARE	$0.98	$0.52	$1.50	$0.56	$0.53	$1.09	75%		38%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	38,987	—	38,987	38,859	—	38,859	0%		0%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of non-GAAP Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from Antenna. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the affect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related costs and restructuring costs: We have excluded the effect of acquisition-related costs and restructuring costs from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Antenna acquisition. These acquisition-related costs were primarily professional fees to affect the acquisition. We have also incurred restructuring costs related to the integration of the acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring costs consist primarily of lease exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Headquarters relocation expenses: We completed the move of our office headquarters in the third quarter of 2012 and ceased use of the former space in the fourth quarter of 2012. As a result of this planned move, we accelerated the depreciation on certain leasehold improvements and furniture and fixtures to be abandoned from our prior headquarters. We recorded duplicate rent and rent-related expenses, incremental depreciation, equipment and moving expenses of $1.6 million and $8.5 million associated with the relocation of our office headquarters during the fourth quarter and fiscal year 2012, respectively. We believe these incremental and duplicate expenses as a result of our moving our headquarters are not representative of our ongoing business.

(2)	As of December 31, 2013, approximately $1.6 million in estimated revenues related to assumed software license contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(3)	As of December 31, 2013, approximately $0.5 million in estimated revenues related to assumed software support contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(4)	As of December 31, 2013, approximately $1.4 million in estimated revenues related to assumed hosting and services contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(5)	Estimated future annual amortization expense related to intangible assets as of December 31, 2013 is as follows:

Fiscal 2014	$13,170
Fiscal 2015	11,336
Fiscal 2016	10,973
Fiscal 2017	9,512
Fiscal 2018 and thereafter	11,583

Total intangible assets subject to amortization	$56,574

(6)	The income tax effects were calculated using an effective GAAP tax rate of 36% and 27.5% in the fourth quarter of 2013 and 2012, respectively, and an effective non-GAAP tax rate of 33.1% and 28.8% in the fourth quarter of 2013 and 2012, respectively.

The income tax effects were calculated using an effective GAAP tax rate of 32.5% and 29.3% for the fiscal year 2013 and 2012, respectively, and an effective non-GAAP tax rate of 32.5% and 31.6% for the fiscal year 2013 and 2012, respectively.

The differences between our GAAP and non-GAAP effective tax rates in 2013 primarily relates to the impact of non-deductible acquisition-related costs. The differences between our GAAP and non-GAAP effective tax rates for 2012 primarily relates to the impact of higher non-GAAP income subjected to tax in higher tax rate jurisdictions.

Pegasystems Inc.

Condensed Consolidated Balance Sheets

	As of
	December 31,
	2013	2012
	(in thousands)
Current Assets:
Cash and cash equivalents	$80,231	$77,525
Marketable securities	76,461	45,460

Total cash, cash equivalents, and marketable securities	156,692	122,985
Trade accounts receivable, net	165,594	134,066
Deferred income taxes	11,106	10,202
Income taxes receivable	4,708	6,261
Other current assets	9,117	5,496

Total current assets	347,217	279,010
Property and equipment, net	28,957	30,827
Long-term deferred income taxes	60,925	49,292
Other assets	2,526	1,680
Intangible assets, net	56,574	58,232
Goodwill	37,463	20,451

Total assets	$533,662	$439,492

Current liabilities:
Accounts payable	$3,745	$3,330
Accrued expenses	28,419	15,534
Accrued compensation and related expenses	44,399	40,715
Deferred revenue	110,882	95,546

Total current liabilities	187,445	155,125
Income taxes payable	21,392	13,551
Long-term deferred revenue	34,196	18,719
Other long-term liabilities	18,841	15,618

Total liabilities	261,874	203,013
Stockholders’ equity:	271,788	236,479

Total liabilities and stockholders’ equity	$533,662	$439,492

Pegasystems Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2013	2012
	(in thousands)
Operating activities:
Net income	$38,043	$21,868
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(13,443)	(12,195)
Depreciation, amortization, foreign currency transaction loss (gain), and other non-cash items	25,074	22,562
Stock-based compensation expense	12,869	11,506
Change in operating assets and liabilities, and other, net	18,160	(162)

Cash provided by operating activities	80,703	43,579

Cash used in investing activities	(63,997)	(19,238)

Cash used in financing activities	(14,567)	(8,091)

Effect of exchange rate changes on cash and cash equivalents	567	922

Net increase in cash and cash equivalents	2,706	17,172
Cash and cash equivalents, beginning of period	77,525	60,353

Cash and cash equivalents, end of period	$80,231	$77,525

FY 2014 Reconciliation of Forward-Looking Guidance

	Fiscal Year 2014
	($ in 000’s, except per share amounts)

Revenue - GAAP basis	$576,480
Adjustment to include revenue fair value adjustment, net of tax	3,520
Revenue - non-GAAP basis	$580,000

Net Income and Diluted EPS - GAAP basis	$38,907	$1.00

Adjustment to include revenue fair value adjustment, net of tax	2,293	0.06
Adjustment to exclude amortization of intangible assets, net of tax	8,583	0.22
Adjustment to exclude stock-based compensation, net of tax	10,751	0.27
Adjustment, to exclude acquisition-related costs, net of tax	309	0.01

Net Income and Diluted EPS - Non-GAAP basis	$60,843	$1.56